Exhibit 99.1

Webcast Alert: Plains Exploration & Production Company Announces Its Participation in the IPAA 2005 Oil & Gas Investment Symposium London Webcast

Houston, TX, July 6 — Plains Exploration & Production Company (NYSE: PXP) announces the following Webcast:

What:	Plains Exploration & Production Company Participation in the IPAA 2005 Oil & Gas Investment Symposium London Webcast

When:	July 7, 2005 @ 08:45 AM Eastern

Where:	http://www.plainsxp.com or http://www.vcall.com/CEPage.asp?ID=92515

How:	Live over the Internet — Simply log on to the web at the address above.

Contact:	Joanna Pankey, 713-579-6063 or jpankey@plainsxp.com

If you are unable to participate during the live webcast, the call will be available for replay at http://www.plainsxp.com or http://www.vcall.com/CEPage.asp?ID=92515 for a period of 60 days.

Presentation materials for the conference will be available in the Investor Information section of PXP’s website, http://www.plainsxp.com for 60 days after the event date.

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, developing, exploiting, exploring and producing oil and gas in its core areas of operation: onshore and offshore California, West Texas and the Gulf Coast region of the United States. PXP is headquartered in Houston, Texas.